SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 13, 2006

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland 21117

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (410) 581-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

(a) On June 13, 2006, Avatech Solutions, Inc. (“Registrant”) entered into and closed on a Preferred Stock and Warrant Purchase Agreement pursuant to which the Registrant sold 4,000 shares of its newly created Series F 10% Cumulative Convertible Preferred Stock (the “Series F Preferred Stock”) and 800,000 Common Stock Purchase Warrants (“Warrants”) to The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc., for a purchase price of $1,000 per share of Series F Preferred Stock (the “Original Series F Issuance Price”) or $4,000,000 in the aggregate (the “Offering”).

Each share of Series F Preferred Stock issued in the Offering is convertible into shares of the Registrant’s Common Stock, par value $.01 per share (“Common Stock”), at any time at a price per share of Common Stock determined by dividing (a) the Original Series F Issuance Price plus any accumulated but unpaid dividends thereon, by (b) $2.00. Dividends will be payable semi-annually at a 10% annual rate, in cash or registered Common Stock, at the Registrant’s option. Any dividends paid in stock will be priced at a 5% discount to the market price of the common stock at the payment date.

Each Warrant entitles the holder thereof to purchase one share of Common Stock, at any time until June 12, 2010, at an exercise price of $2.40 per share. The conversion price for the shares of Series F Preferred Stock and the exercise price for the Warrants are adjustable upon the occurrence of certain events.

On June 14, 2006, the Registrant entered into and closed on a Common Stock and Warrant Purchase Agreement pursuant to which the Registrant sold 1,000,000 shares of its Common Stock and 600,000 Common Stock Purchase Warrants to two accredited investors, Pacific Asset Partners and Sigma Opportunity Fund, LLC, for a purchase price of $2.00 per common share, or $2,000,000 in total. Each Common Stock Purchase Warrant entitles the holder thereof to purchase one share of Common Stock, at any time until June 14, 2010, at an exercise price of $2.00 per share.

The Registrant intends to use the proceeds of the sale of the Series F Preferred Stock and the Common Stock to reduce the outstanding principal of the $6.5 million short-term note that it executed in connection with a recent acquisition.

These securities were issued and sold in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

(b) The disclosure required by this item is included in Items 3.02 and 5.03 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On June 12, 2006 the Registrant filed with the Secretary of State of Delaware a Certificate of Designations with respect to the creation of the Series F Preferred Stock. See Item 9.01 for the terms of the Series F Preferred Stock.

Item 8.01 Other Events

On May 5, 2006, the Registrant announced that it had signed a nonbinding term sheet for the sale of $20 million of convertible preferred stock to a private equity firm that was convertible into common stock for $1.85 per share. Subsequent to the announcement, the Registrant and the private equity fund mutually agreed not to pursue that investment transaction and the Registrant decided to close on the investment transactions as described in Item 3.02 in this filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits- The following exhibits are furnished with this report:

Exhibit No.

3.1	Certificate of Designations with respect to the Registrant’s Series F 10% Cumulative Convertible Preferred Stock

99.1	Press release dated June 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVATECH SOLUTIONS, INC.
(Registrant)

Date: June 19, 2006	By:	/s/ Lawrence Rychlak
Lawrence Rychlak
Executive Vice President and Chief Financial Officer